UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2020  (December 24, 2020)

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 24, 2020, United States Steel Corporation (the “Corporation”) entered into a Separation Agreement and Release (the “Agreement”) with Douglas R. Matthews, whose intention to retire as Senior Vice President –Tubular of the Corporation was announced on September 25, 2020. Pursuant to the Agreement, Mr. Matthews will retire effective January 31, 2021 (the “Retirement Date”).

Both prior to and after the Retirement Date, Mr. Matthews will be entitled to compensation generally consistent with his existing compensation arrangements, including (i) the compensation provided for in the letter agreement between Mr. Matthews and the Corporation, dated as of December 21, 2018 (the “2018 Agreement”) and (ii) Mr. Matthews’ accrued and vested benefits under the Corporation’s retirement and pension plans. Mr. Matthews is entitled to receive the benefits under the pension plans in a lump sum payment.

In addition to the compensation to which Mr. Matthews is entitled under existing arrangements, the Agreement provides for payment to Mr. Matthews of:

i.a lump sum payment of $1,650,000, which is in lieu of the severance payment under the 2018 Agreement and any payment under the 2020 or 2021 Executive Management Annual Incentive Compensation Plan; and
ii.a lump sum payment of $50,000 in lieu of reimbursement of executive outplacement services.

The compensation payable under the Agreement is payable only if Mr. Matthews does not revoke the Agreement, and timely signs and does not revoke a related General Release which releases any claims he may have against the Corporation.

The Agreement also provides that Mr. Matthews agrees: (i) generally not to directly or indirectly compete with the Corporation for a period of 12 months, (ii) to cooperate with and assist the Corporation with respect to matters about which he has personal knowledge or which were within the purview of his job responsibilities at the Corporation, (iii) not to solicit the Corporation’s employees or customers for a 12-month period, (iv) not to disclose the Corporation’s confidential information and trade secrets and (v) not to disparage the Corporation, its products, services and relevant agents.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Corporation’s Form 10-K for the year ended December 31, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Manpreet S. Grewal
Manpreet S. Grewal
Vice President & Controller

Dated: December 30, 2020